Filed Under Rule 424(b)(3), Registration Statement No. 333-91228

Pricing Supplement No. 19—dated February 18, 2003 (To: Prospectus Dated September 12, 2002 and Prospectus Supplement Dated November 12, 2002)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LCK7	$11,810,000.00	100.000%	.625%	$11,736,187.50	3.400%	SEMI- ANNUAL	02/15/2006	08/15/2003	$16.43	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LCL5	$10,160,000.00	100.000%	1.000%	$10,058,400.00	4.250%	SEMI- ANNUAL	02/15/2008	08/15/2003	$20.54	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LCM3	$13,479,000.00	100.000%	1.200%	$13,317,252.00	5.000%	SEMI- ANNUAL	02/15/2010	08/15/2003	$24.17	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LCN1	$6,935,000.00	100.000%	1.500%	$6,830,975.00	5.450%	SEMI- ANNUAL	02/15/2013	08/15/2003	$26.34	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

The Dow Chemical Company

Trade Date: Tuesday, February 18, 2003 @12:00 PM ET

Settle Date: Friday, February 21, 2003

Minimum Denomination/Increments: $1,000/$1,000

All trades settle flat and clear SDFS: DTC Book Entry only

DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved

The Dow Chemical Company The Dow Chemical Company Internotes